EXHIBIT 32.2

Certification Pursuant to
Section 1350 of Chapter 63 of Title 18
of the United States Code as created by
the Sarbanes-Oxley Act of 2002

     I, Cheryl K. Beebe, the Chief Financial Officer of Corn Products International, Inc., certify that (i) the report on Form 10-Q for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corn Products International, Inc.

/s/ Cheryl K. Beebe
Chief Financial Officer
August 6, 2004

A signed original of this written statement has been provided to Corn Products International, Inc. and will be retained by Corn Products International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.